UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 29, 2021

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact name of registrant as specified in its chapter)

New Jersey	000-51371	57-1150621

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Sylvan Way, Suite A, Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(973) 736-9340

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	LINC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 (the “Amendment”) to the Current Report on Form 8-K (the “Form 8-K”) of Lincoln Educational Services Corporation (the “Company”) as filed with the Securities and Exchange Commission on November 2, 2021, is to revise the hyperlink in Exhibit 10.1 in Item 9.01.

The revised hyperlink in Exhibit 10.1 is for the Agreement for Purchase and Sale of Property, dated as of September 24, 2021 by and between Lincoln Technical Institute, Inc. and LNT Denver (Multi) LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2021).

This Amendment contains only the cover page to this Form 8-K/A, the Explanatory Note, Item 9.01 and the Signature Page. No other changes have been made to the Form 8-K.

Accordingly, this Amendment should be read in conjunction with the Form 8-K and our other filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Exhibit Title

10.1	Agreement for Purchase and Sale of Property, dated as of September 24, 2021 by and between Lincoln Technical Institute, Inc. and LNT Denver (Multi) LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2021)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: November 2, 2021
	By:	/s/ Brian K. Meyers
	Name:	Brian K. Meyers
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer